                                                                  EXHIBIT 10.31
                                                                  -------------

                                PROMISSORY NOTE
                                ---------------

$206,000.00                                                      March 13, 2000

     FOR VALUE RECEIVED, the undersigned, Daniel R. Omstead ("Maker"), hereby promises to pay to the order of Reprogenesis, Inc., a Texas corporation ("Payee"), the principal sum of $206,000 upon the earlier of receipt of any payment by Maker pursuant to the Daniel Omstead Severance Agreement dated February 14, 2000 between Maker and Payee or December 31, 2000, without interest.

     Maker may from time to time prepay all or any portion of the outstanding balance of this note on any Business Day without penalty or premium. As used herein, a "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Texas are permitted or required by law to be closed. All payments and prepayments made in accordance with this note in respect of principal on this note are to be made in lawful money of the United States of America no later than 12 o'clock noon, central time, in same day funds, at 21 Erie Street, Suite 22, Cambridge, Massachusetts 02139, or such other place as the holder hereof shall designate in writing to Maker. Maker shall have no right to reborrow under this note any amounts paid or prepaid in respect of principal on this note.

     If any payment or prepayment of principal on this note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

     In addition to all principal on this note, Maker agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this note in collecting this note through any probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this note is placed in the hands of an attorney for collection after demand.

     Maker and any and all endorsers, guarantors and sureties severally waive grace, presentment for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all modifications, renewals, extensions, substitutions or replacements hereof or partial payments hereon and to any release or substitution of security, if any, hereof, in whole or in part, with or without notice, before or after maturity. This note may be transferred by Payee, and the rights and privileges of Payee under this note shall inure to the benefit of Payee's representatives, successors and assigns.

     Maker hereby expressly waives presentment, demand, protest or other notice of any kind to Maker.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE AND APPLICABLE FEDERAL LAWS. Maker further agrees that the consideration furnished to Maker is related solely to business, commercial, investment or other similar purposes and not personal, family or agricultural purposes.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                             -------------------------
                                             Daniel R. Omstead